CALCULATION OF REGISTRATION FEE

	Maximum	Amount of
Title of each class of	aggregate	registration
securities to be registered	offering price	fee

$250,000,000 Floating Rate Senior Notes due December 15, 2010	$250,000,000	$9,825	(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act. Pursuant to Rule 457(p) of the Securities Act, filing fees have already been paid with respect to unsold securities that were previously registered pursuant to Registration Statement on Form S-3 (No. 333-121553) and have been carried forward, of which $9,825 is offset against the registration fee due for this offering and $54,312 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-151608
PRICING SUPPLEMENT
(To Prospectus dated June 12, 2008 and
Prospectus Supplement dated June 20, 2008)

KeyCorp
Senior Medium-Term Notes, Series I
$250,000,000
Floating Rate Senior Notes due December 15, 2010

Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program

This pricing supplement describes the series of our senior notes that will be issued under our medium-term note program, Series I. We refer to our Floating Rate Senior Notes due December 15, 2010 as the “notes.” This pricing supplement supplements the terms and conditions in the Prospectus, dated June 12, 2008, as supplemented by the Prospectus Supplement, dated June 20, 2008 (as so supplemented, together with all documents incorporated by reference, the “Prospectus”), and should be read with this pricing supplement. Unless otherwise defined in this pricing supplement, terms used herein have the same meanings as are given to them in the Prospectus. The notes are unsecured and rank equally with all of our other unsecured and senior indebtedness outstanding from time to time. We do not intend to list any series of the notes on any securities exchange.

• Issue Date:	December 15, 2008
• Maturity Date:	December 15, 2010
• Issue Price:	100% of principal amount
• Book-Entry or Certificated Notes:	Book-Entry
• CUSIP No.:	49327GAA5
• ISIN:	US 49327GAA58
• Senior Trustee:	Deutsche Bank Trust Company Americas
• Paying Agent:	Deutsche Bank Trust Company Americas
• Authenticating Agent:	Deutsche Bank Trust Company Americas
• Minimum Denominations:	$1,000
• Ranking:	Senior
• Day Count Fraction:	Actual/360
• Base Rate:	3-month LIBOR (Reuters Page LIBOR01)
• Index Maturity:	90 days
• Spread:	plus 0.650%
• Interest Periods:	Quarterly
• Interest Payment Dates and Reset Dates:	Each March 15, June 15, September 15 and December 15, beginning on March 15, 2009
• Interest Determination Dates:	Second London banking day immediately preceding the first day of the relevant three-month interest period.
• Record Dates for Interest Payments:	For book-entry only notes, one business day prior to the payment date. If the notes are not held in book-entry only form, the record dates will be the last day of the calendar month prior to the payment date.
• Option to Elect Redemption:	None
• Option to Extend Maturity:	None
• Option to Elect Repayment:	None
• Repayment Option of Holder:	None
• Listing:	None
• Guarantee:	FDIC-guaranteed, as described below

This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

The FDIC Guarantee has not been registered under the Securities Act of 1933. None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement, the attached prospectus supplement, or the attached prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	100.000%	$250,000,000
Selling Agents’ Commissions	0.250%	$625,000
Proceeds (before expenses) to KeyCorp	99.750%	$249,375,000

Joint Book-Running Managers

KeyBanc Capital Markets	Credit Suisse	Morgan Stanley	UBS Investment Bank

Co-Managers

Banc of America Securities LLC	Barclays Capital	Citi
Goldman, Sachs & Co.	JPMorgan	Keefe, Bruyette & Woods
Merrill Lynch & Co.		Sandler O’Neill + Partners, L.P.

SBK-Brooks Investment Corp.	The Williams Capital Group, L.P.

December 10, 2008

FDIC GUARANTEE UNDER THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM

General

The notes represent our senior unsecured debt obligations and are guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the “FDIC,” under the FDIC’s Temporary Liquidity Guarantee Program, which we refer to as the “Program.” KeyCorp is a U.S. bank holding company that has agreed to participate in the Program and comply with the requirements of the Program in order for the notes to qualify for the FDIC’s guarantee, which we refer to as the “FDIC Guarantee.” As described below under “— Filing of Claims Under the Program,” under the FDIC Guarantee, our uncured failure to make a timely payment of any principal of or interest on the notes offered hereby obligates the FDIC to make such payment following the senior trustee’s notification to the FDIC of the uncured payment failure. The FDIC is obligated to satisfy its guarantee obligations by making scheduled payments of principal and interest pursuant to the terms of the notes through maturity. Our failure to pay any principal of or interest on the notes that are then paid by the FDIC on a timely basis will not be deemed an event of default under the notes and holders of the notes will not be permitted to accelerate the maturity of the notes during any period when the FDIC is making timely guarantee payments of principal and interest in respect of the notes. The details of the FDIC Guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, which we refer to as the “Final Rule,” and at the FDIC’s website at www.fdic.gov/tlgp (the FDIC’s website is not incorporated by reference herein). The FDIC has concluded that the FDIC Guarantee is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act. However, the FDIC Guarantee is subject to certain limitations that you should consider. Before investing in the notes, you should read this section carefully, including the information under the caption “Risk Factors Relating to the FDIC Guarantee.”

Prior to the issue date, we will amend or supplement the appropriate terms of the senior indenture (including the form of the notes) in order to include the provisions set forth in the Final Rule that are required to be included in the governing documents of any securities, such as the notes, that are guaranteed by the FDIC pursuant to the FDIC Guarantee. We further intend to appoint the senior trustee as the authorized representative to take action on behalf of holders of notes under the FDIC Guarantee. In addition, the Final Rule requires entities participating in the Program to execute and file with the FDIC a master agreement, which we refer to as the “Master Agreement.” Pursuant to the terms of the Master Agreement, we will agree to pay the FDIC any amounts it pays to the holders of the notes under the FDIC Guarantee of the notes. In addition, we will agree not to amend or waive any provision of the notes required by the Master Agreement with regard to principal, interest, payment, default or ranking without the express written consent of the FDIC.

The Program is new and the rules, procedures and practices of the FDIC governing the operation of the Program, including the FDIC Guarantee of the notes, may be amended and are subject to evolving interpretation by the FDIC. The following summary is based on the Final Rule adopted by the FDIC on November 21, 2008 and the FDIC’s interpretive guidance since that date.

The Program

On October 14, 2008, the FDIC created the Program, and the FDIC adopted final rules related to the Program on November 21, 2008. Under the Program, the FDIC will guarantee the newly-issued senior unsecured debt of participating eligible entities, including insured depository institutions and eligible holding companies of insured depository institutions. We are an eligible entity under the Program, and a participant under the Program. As a participant, our senior unsecured debt may be guaranteed by the FDIC if it satisfies the Program’s criteria. From time to time, we may issue debt securities that are not eligible for the FDIC Guarantee and that will not be guaranteed. We will provide purchasers of our debt instruments with a written statement indicating if the debt instruments we are offering are FDIC-guaranteed under the Program.

As a participant in the Program, we are eligible to issue FDIC-guaranteed notes up to an issuance limit, provided we comply with the terms and conditions of the Program, including payment of fees, delivery of notice to the FDIC of issuance of guaranteed debt, providing certain disclosures, and certification to the FDIC that such issuance is within our issuance limit. As required by the Program, we have entered into the Master

Agreement with the FDIC that will govern certain aspects of the Program. In the event that we are not in compliance with the Program, we would be unable to issue additional FDIC-guaranteed debt; however, the outstanding notes would not lose the benefit of the FDIC Guarantee. The Program guarantees eligible debt issued through June 30, 2009.

Guarantee

The notes are our senior unsecured debt obligations, are guaranteed by the FDIC under the Program, and are backed by the full faith and credit of the United States. If we fail to pay interest or principal when due on any series of the notes, the FDIC will pay holders of those notes the unpaid, then due amount of interest or principal. An event of default under the senior indenture, including a payment default, will not entitle the holders of the notes or the senior trustee to accelerate the maturity of any series of the notes for so long as we or the FDIC are making timely payments of interest and principal.

Filing of Claims Under the Program

The FDIC’s payment obligation under the Program will be triggered by our uncured failure to make a timely payment of principal of or interest on the notes offered hereby (a “payment default”). The senior trustee is obligated to give notice to the FDIC if we are in default of any payment under the notes (without regard to any cure period) within one business day of such default. Upon a payment default, the senior trustee, as duly authorized representative of the holders of the notes, will be required under the senior indenture to make a demand for payment on the guaranteed amount on behalf of all holders of the notes (i) in the case of any payment default prior to maturity of the notes, on the earlier of the date that the applicable cure period ends (or if such date is not a business day, the immediately succeeding business day) and 60 days following such payment default and (ii) in the case of any payment due on the maturity date for the notes, on such maturity date (or if such date is not a business day, the immediately succeeding business day). Under the terms of the Program and the senior indenture, the demand for payment must be accompanied by a proof of claim, with accompanying evidence, in form and content satisfactory to the FDIC of (1) the senior trustee’s capacity to act as representative, (2) the senior trustee’s exclusive authority to act as representative, (3) the occurrence of a payment default and (4) the authority to make an assignment of each noteholder’s rights, title and interest in the notes and to effect the transfer to the FDIC of each noteholder’s claim in an insolvency proceeding. To receive payment under the Program, the senior trustee, on behalf of the holders of the notes, will be required to assign all of the holders’ rights, titles and interest in the notes to the FDIC and to transfer to the FDIC the holders’ claim in any insolvency proceeding. The senior trustee, as assignor of such rights, will be required to certify that it has not, without the FDIC’s prior consent, agreed to any material amendment of the notes or the senior indenture, or accelerated the maturity of the notes. If the FDIC makes payment under the FDIC Guarantee on the notes upon our failure to pay, the FDIC will be subrogated to the claims of the holders of the notes against us to the extent of such payment. If a holder of notes receives any distribution from KeyCorp or its bankruptcy estate prior to the FDIC’s payment under the guarantee, the guaranteed amount paid by the FDIC will be reduced by the amount the holder has received in the distribution from KeyCorp or its bankruptcy estate. Upon receipt of a timely filed conforming proof of claim, the FDIC will make payment of the guaranteed amount.

Under the terms of the Program, DTC, as the sole registered holder of the notes, may elect not to be represented by the senior trustee. If the registered holder of the notes has elected not to have the senior trustee act as its authorized representative, or is otherwise not represented by the senior trustee in such capacity, such holder may make demand for payment in the circumstances described above. The demand for payment on the guaranteed amount must be accompanied by a proof of claim, with accompanying evidence, in form and content satisfactory to the FDIC of (1) the occurrence of a payment default and (2) the claimant’s ownership of such notes. The demand also must be accompanied by an assignment of such holder’s rights, title and interest in such notes to the FDIC and the transfer to the FDIC of such holder’s claim in any insolvency proceeding. The registered holder will be required to certify that it has not, without the FDIC’s prior consent, agreed to any material amendment of the notes or the senior indenture, or accelerated the maturity of the notes. If the FDIC makes payment under the FDIC Guarantee on the notes upon our failure to pay, the FDIC will be subrogated to the claims of the holders of such notes against us to the extent of such payment. Upon receipt of a timely filed conforming proof of claim, the FDIC will make payment of the guaranteed amount, subject to the payment reduction provision described above.

If a demand for payment under the FDIC Guarantee is not made within 60 days of the occurrence of a payment default, the FDIC will be under no obligation to make the payments on the notes under the FDIC Guarantee. The Program does not specify a deadline by which the FDIC must make payment following receipt of a proper demand from the senior trustee. The FDIC will not pay any additional interest or penalty amounts in respect of any event of default or resulting delay in payment that may occur.

Our Payment Default Is Not an Event of Default if the FDIC Makes Payment

There shall not be deemed to be an event of default under the senior indenture pursuant to which the notes are issued which would permit or result in the acceleration of amounts due under the notes, if such an event of default is due solely to our failure to make timely payment with respect to the notes, provided that the FDIC is making timely guarantee payments with respect to the notes in accordance with the Program.

Acceleration of Notes Unavailable Upon an Event of Default

With respect to debt securities that are guaranteed under the Program, such as the notes offered hereby, the senior indenture provides that if an event of default, other than the filing for bankruptcy or the happening of certain events of bankruptcy, insolvency or reorganization, has occurred and has not been cured, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series, by notice in writing to KeyCorp and to the senior trustee, if given by security holders, may declare the principal of all the notes of such series and interest accrued thereon, if any, to be due and payable immediately. However, holders of the notes will not be permitted to accelerate the maturity of the notes during any period when the FDIC is making timely guarantee payments of principal and interest in respect of the notes. To receive payment under the Program, the senior trustee, on behalf of the holders of the notes, will be required to assign all of such holders’ rights, titles and interest in such notes to the FDIC and to transfer to the FDIC such holders’ claim in any insolvency proceeding. The senior trustee, as assignor of such rights, will be required to certify that it has not, without the FDIC’s prior consent, agreed to any material amendment of the notes or the senior indenture, or accelerated the maturity of the notes.

Use of Proceeds

Under the Program, we may not use the proceeds from the offering of the notes to prepay indebtedness that is not guaranteed by the FDIC.

RISK FACTORS RELATING TO THE FDIC GUARANTEE

You should review carefully the information in this pricing supplement and the attached prospectus supplement about the notes. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2007, and the information under the caption “Item 1A. Risk Factors,” in our quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which are incorporated by reference in this pricing supplement.

Acceleration of the Notes Will Not Be Available if the FDIC Makes Timely Payments.

The terms of the notes will be amended from those described under “Description of Notes” in the attached prospectus supplement to give effect to the fact that, upon an event of default (including a default involving a bankruptcy event), neither the senior trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes as long as the FDIC makes timely payments on the notes.

You May Lose the Right to Payment under the Program if the Senior Trustee Fails to Follow the FDIC Claims Process.

In order to recover payment under the Program in the event that we have failed to pay on the notes, the senior trustee must make a written demand, with the required proof of claim, to the FDIC within 60 days of the occurrence of a payment default. If the senior trustee fails to follow the FDIC claims process pursuant to the Program, holders may be deprived of all rights and remedies with respect to the guarantee claim. If the depositary, as the sole registered holder of the notes, elects not to be represented by the trustee and fails to follow the FDIC claims process pursuant to the Program, the beneficial owners of the notes may be deprived of all rights and remedies with respect to the guarantee claim.

If We Fail to Make a Payment of Interest or Principal on FDIC-Guaranteed Notes, Your Notes Will Be Governed by the Rules of the Program.

If we fail to make a payment of interest or principal, you will be required to follow the regulations of the Program, which supersede your rights under the senior indenture as described in the Prospectus. We intend to appoint the senior trustee as authorized representative under an officers’ certificate and company order under the senior indenture. The authorized representative will be responsible, upon our failure to make a required payment of interest or principal, to make a demand of the FDIC under the FDIC Guarantee. In addition, any holder may elect to not be so represented, as provided by the terms of the Program. If a holder makes the decision to represent itself under the applicable regulations, it will be required to provide the proof of claim and other documentation, in form and content satisfactory of the FDIC, necessary to receive payment under the FDIC Guarantee. If a demand is not made under the Program by the authorized representative within 60 days of our failure to pay interest or principal, the obligations of the FDIC will terminate as to the applicable series of the notes and the holder will have no rights against the FDIC to the guaranteed amount.

Payments under the FDIC Guarantee May Be Delayed.

There is no designated period within which the FDIC is required to make payments under the FDIC Guarantee after it receives the required written demand. As a result, if the FDIC is required to make such payments, they could be paid at a time that is significantly later than the date that the payment is otherwise due under the terms of the notes.

The Determination of the FDIC on Any Matter Related to the FDIC Claims Process Will Be Final and Binding on You and Us, Subject to Judicial Review.

The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the notes. Holders of the notes will have the right to challenge the FDIC’s determination only by commencing an action in the U.S. District Court for the District of Columbia or New York within 60 days after the FDIC makes its determination.

The Program Is New and Is Subject to Change.

The Program is a new program, and was enacted under final rules that the FDIC adopted on November 21, 2008. To date, no claims have been made or paid under the Program, and the FDIC’s procedures under the program have not yet been fully documented. The rules governing the Program may be amended, and are subject to evolving interpretation by the FDIC after the date of this pricing supplement. As a result, your ability to obtain payment on the notes under the FDIC Guarantee is subject to rules, interpretations, procedures, and practices of the FDIC that could be changed at any time in the future. Any developments of this kind may be adverse to holders of the notes.

Our summary of the FDIC Guarantee and the risks of purchasing the notes in reliance on that guarantee, as set forth in this pricing supplement, are based solely on the final rules adopted by the FDIC as of the date appearing on the front cover. Purchasers of the notes should refer to the FDIC’s website, www.fdic.gov/tlgp, for additional information about the Program and related claim procedures.

MATERIAL UNITED STATES TAX CONSIDERATIONS

For a brief description of the tax effects of an investment in the notes, see “Material United States Tax Considerations” on page S-42 of the attached prospectus supplement.

SUPPLEMENTAL INFORMATION CONCERNING THE PLAN OF DISTRIBUTION

On December 10, 2008, we entered into an agreement with the selling agents identified below for the purchase and sale of the notes. We have agreed to sell to each of the selling agents, and each of the selling agents has agreed to purchase from us, the principal amount of the notes shown opposite its name below, at the public offering price set forth above.

Name	Principal Amount

KeyBanc Capital Markets Inc.	$56,875,000
Credit Suisse Securities (USA) LLC	56,875,000
Morgan Stanley & Co. Incorporated	56,875,000
UBS Securities LLC	56,875,000
Banc of America Securities LLC	2,500,000
Barclays Capital Inc.	2,500,000
Citigroup Global Markets Inc.	2,500,000
Goldman, Sachs & Co.	2,500,000
J.P. Morgan Securities Inc.	2,500,000
Keefe, Bruyette & Woods, Inc.	2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
Sandler O’Neill & Partners, L.P.	2,500,000
SBK-Brooks Investment Corp.	1,250,000
The Williams Capital Group, L.P.	1,250,000

Total	$250,000,000

The selling agents may sell the notes to certain broker-dealers at the public offering price, less a concession which will not exceed the percentage of their principal amount set forth below. The selling agents and those broker-dealers may resell the notes to other broker-dealers at a reallowance discount which will not exceed the percentage of their principal amount set forth below.

Concession	0.15%
Reallowance Discount	0.10%

After the initial offering of the notes, these concessions and reallowance discounts may change.

We estimate that the total offering expenses for the notes, excluding the selling agents’ commissions, will be approximately $300,000. In addition, we will pay an assessment fee at an equivalent rate of 100 basis points per annum on the principal amount of the notes to the FDIC for the FDIC’s guarantee.

Selling Restrictions

Australia

No prospectus, disclosure document, or product disclosure statement (as these terms are defined in the Corporations Act 2001 (Cth), or the “Corporations Act”) in relation to the notes has been lodged with the

Australian Securities and Investments Commission or the Australian Securities Exchange. Each selling agent has represented and agreed that it:

(a) has not offered or invited applications, and will not offer or invite applications, for the issue, sale, or purchase of the notes in Australia (including an offer or invitation which is received by a person in Australia); and

(b) has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive information memorandum, advertisement, or other offering material relating to the notes in Australia, unless:

(1) the minimum aggregate consideration payable (calculated if necessary in accordance with regulation 7.1.18 of the Corporations Regulation 2001) for the notes by each offeree or invitee on acceptance is at least A$500,000 (or equivalent in other currencies, but disregarding moneys lent by the offeror (as determined under section 700(3) of the Corporations Act) or its associates (as determined under sections 10 to 17 of the Corporations Act)) or the offer or invitation otherwise does not by virtue of section 708 of the Corporations Act require disclosure to investors under Part 6D.2 of the Corporations Act and is not made to a retail client (as defined in section 761G of the Corporations Act); and

(2) such action complies with all applicable laws, regulations, and directives.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this pricing supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of notes may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of notes described in this pricing supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the selling agents with a view to the final placement of the notes as contemplated in this pricing supplement. Accordingly, no purchaser of the notes, other than the selling agents, is authorized to make any further offer of the notes on behalf of us or the selling agents.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each selling agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

United Kingdom

This pricing supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This pricing supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 12, 2008)

KeyCorp

Senior Medium-Term Notes, Series I
Subordinated Medium-Term Notes, Series J
Due 9 Months or More from Date of Issue

We may use this prospectus supplement to offer our medium-term notes from time to time. The specific terms of each note offered will be included in a pricing supplement. Unless the applicable pricing supplement specifies otherwise, they will have the following general terms:

•	Ranking as our senior or subordinated indebtedness

•	Stated maturities of 9 months or more from date of issue

•	Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

•	Payments in U.S. dollars or one or more foreign currencies

•	Book-entry (through The Depository Trust Company) or certificated form

•	Interest payments on fixed rate notes on each June 15 and December 15

•	Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

•	Interest at fixed or floating interest rates or as zero coupon notes without cash interest. We may base the floating interest rate on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement:

• CD Rate	• EURIBOR
• CMS Rate	• Federal Funds Rate
• CMT Rate	• LIBOR
• Commercial Paper Rate	• Prime Rate
• Eleventh District Cost of Funds Rate	• Treasury Rate

•	The notes may be issued at a discount from the principal amount payable at maturity, resulting in then constituting original issue discount notes

We will specify the final terms for each note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

These notes are our obligations and will not be savings accounts or other obligations of our bank or nonbank subsidiaries. These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured. Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-3 for certain information relevant to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell the notes to the agents listed below as principals for resale at varying or fixed offering prices or through the agents using their reasonable best efforts on our behalf. We may also sell notes directly to investors on our own behalf or appoint other agents. If we use agents, commissions payable in respect of sales of notes will be specified in the applicable pricing supplement.

Citi

Banc of America Securities LLC	Credit Suisse

Deutsche Bank Securities	Goldman, Sachs & Co.

HSBC	JPMorgan

Keefe, Bruyette & Woods	KeyBanc Capital Markets

Lehman Brothers	Merrill Lynch & Co.

Morgan Stanley	UBS Investment Bank
Wachovia Securities

June 20, 2008

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean KeyCorp.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent that it contains information which differs from the information in the accompanying prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus and the applicable pricing supplement. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” of the accompanying prospectus.

ii

SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-12. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” This summary is not complete and does not contain all the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the notes set forth under the caption “Risk Factors” beginning on page S-3, to determine whether an investment in the notes is appropriate for you.

Issuer	KeyCorp.

Description	Senior Medium-Term Notes, Series I, and Subordinated Medium-Term Notes, Series J.

Amount	We may issue an unspecified amount of notes in connection with these series. The notes will not contain any limitations on our ability to issue additional indebtedness with terms similar to the notes or otherwise.

Denominations	Unless otherwise stated in the applicable pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

Ranking	The Series I notes will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. The Series J notes will be subordinated in right of payment to the prior payment in full of our senior indebtedness and, in certain insolvency events, other senior obligations as defined and described in the indenture for the notes. See “Description of Notes — General.”

Maturity	Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date nine months or more from its date of issue. Notes may be renewable or extendable.

Interest	Each note will bear interest from its issue date at fixed or floating interest rate or as zero coupon notes without cash interest as specified in the applicable pricing supplement. We may base the floating interest rate on one or more of the following indices, plus or minus an applicable spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement: CD Rate, CMS Rate, CMT Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, LIBOR, Prime Rate, Treasury Rate, or another negotiated interest rate basis or formula. Interest on each note will be payable either monthly, quarterly, semiannually or annually on each specified interest payment date and on the stated maturity date. Accrued interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms. We may also issue indexed notes.

Principal	The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment	We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur. The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

Sale and Clearance	We expect that we will issue notes in book-entry form only and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form.

Paying Agent	The paying agent for the notes is Deutsche Bank Trust Company Americas.

Use of Proceeds	Except as may be described otherwise in a pricing supplement, we will add the net proceeds from the sale of the notes to our general funds and will use them for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings, investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to our share repurchase program described in our periodic reports filed with the SEC, and additional share repurchases undertaken from time to time in connection with our acquisition of banking and nonbanking companies.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Allocations of the proceeds to specific purposes have not been made at the date of this prospectus supplement.

Risk Factors	See below under the caption “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement and our reports incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

The principal executive office and mailing address of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

RISK FACTORS

Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, including, among others, risks arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Before investing in the notes, you should carefully read this prospectus supplement, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007 and pay special attention to the risk factors set forth below.

The information set forth in this prospectus supplement is directed to prospective purchasers of the notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, the notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to the notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Notes Are Structurally Subordinated to Debt of Our Subsidiaries.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary, KeyBank National Association (“KeyBank”) would be subordinate in right of payment to deposits and to other indebtedness of KeyBank. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.

The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a national bank subsidiary is subject to federal law restrictions.

Subordinated Notes Have Limited Acceleration Rights.

The holders of senior notes may declare those notes in default and accelerate the due date of those notes if an event of default shall occur and be continuing. Acceleration of the senior notes may adversely impact our ability to pay obligations on subordinated notes. Holders of subordinated notes do not have the right to declare those notes in default and may accelerate payment of indebtedness only upon our bankruptcy or reorganization.

You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop.

There is currently no secondary market for the notes. The agents currently intend, but are not obligated, to make a market in the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

We May Choose to Redeem the Notes when Prevailing Interest Rates Are Relatively Low.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

The Trading Value of the Notes May Be Less than the Principal Amount of the Notes.

The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption features of the notes; and

•	the level, direction, and volatility of market interest rates generally.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

Changes in Our Credit Ratings May Affect the Value of the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, actual or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

The Amount of Interest We May Pay on the Notes May Be Limited by State Law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws other than New York law concerning usurious rates of interest.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

If you invest in foreign currency notes and currency indexed notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices.

Such risks include, but are not limited to:

•	the possibility of significant market changes in rates of exchange between the U.S. dollar and your payment currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to your payment currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which KeyCorp has no control and which cannot be readily foreseen such as:

•	economic events;

•	political events; and

•	the supply for, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile. This volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of the note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. The currency risks with respect to your foreign currency notes or currency indexed notes may be further described in the applicable pricing supplement.

Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.

The exchange rate agent will make all calculations relating to your foreign currency notes or currency indexed notes. All such determinations will, in the absence of clear error, be binding on holders of the notes.

For notes with a specified currency other than U.S. dollars, we may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community then all payments on such note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The indentures and the notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at an exchange rate prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.

The Risk of Loss to You as a Result of Linking Principal or Interest on Payments on Indexed Notes to an Index Can Be Substantial.

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. The interest rate of an indexed note may be less than that on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. In certain circumstances, the amount of the principal and/or premium, if any, payable on an indexed note may be less than the original purchase price of the indexed note if allowed under the terms of the notes, including the possibility that no amount will be paid. We cannot assure you that there will be a secondary market for indexed notes or of the liquidity of the secondary market if one develops. The secondary market, if any, for indexed notes will be affected by a number of factors, independent of our creditworthiness and the value of the applicable currency, commodity, security or interest rate index, including:

•	the volatility of the applicable currency, commodity, security or interest rate index;

•	the time remaining to the maturity of the notes;

•	the amount outstanding of the notes; and

•	market interest rates.

The value of the applicable currency, commodity, security or interest rate index depends on a number of interrelated factors, including economic, financial and political events over which we have no control. Additionally, if the formula used to determine the amount of principal, premium, if any, or interest payable on indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, security or interest rate index will be increased. The historical experience of the relevant currencies, commodities, securities or interest rate indices should not be taken as an indication of future performance of the currencies, commodities, securities, or interest rate indices during the term of any indexed note. Any credit ratings assigned to the notes reflect our credit status and in no way reflect the potential impact of the factors discussed above, or any other factors, on the market value of the notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our long-term goals, financial condition, results of operations, earnings, levels of net loan charge-offs and nonperforming assets, interest rate exposure and profitability. These statements usually can be identified by the use of forward-looking language such as “our goal,” “our objective,” “our plan,” “will likely result,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “believes,” “estimates” or other similar words or expressions or conditional verbs such as “will,” “would,” “could” and “should.”

Forward-looking statements express management’s current expectations, forecasts of future events or long-term goals and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations, forecasts and goals reflected in these forward-looking statements are reasonable, actual results could differ materially for a variety of reasons, including the following factors:

•	Interest rates could change more quickly or more significantly than management expects, which may have an adverse effect on KeyCorp’s financial results.

•	Trade, monetary and fiscal policies of various governmental bodies may affect the economic environment in which KeyCorp operates, as well as its financial condition and results of operations.

•	Changes in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets, could adversely affect KeyCorp’s ability to raise capital or other funding for liquidity and business purposes, as well as its revenues from client-based underwriting, investment banking and other capital markets-driven businesses.

•	Recent problems in the housing markets and related conditions in the financial markets, or other issues, such as the high price of oil or other commodities, could cause further deterioration in general economic conditions, or in the condition of the local economies or industries in which KeyCorp has significant operations or assets, and, among other things, materially impact credit quality in existing portfolios and/or KeyCorp’s ability to generate loans in the future.

•	Increasing interest rates or further weakening economic conditions could constrain borrower’s ability to repay outstanding loans or diminish the value of the collateral securing those loans. Additionally, the allowance for loan losses may be insufficient if the estimates and judgments management used to establish that allowance prove to be inaccurate.

•	Increased competitive pressure among financial services companies may adversely affect KeyCorp’s ability to market its products and services.

•	It could take KeyCorp longer than anticipated to implement strategic initiatives, including those designed to grow revenue or manage expenses; KeyCorp may be unable to implement certain initiatives; or the initiatives may be unsuccessful.

•	Acquisitions and dispositions of assets, business units or affiliates could adversely affect KeyCorp in ways that management has not anticipated.

•	KeyCorp may experience operational or risk management failures due to technological or other factors.

•	Changes in accounting principles, or in tax laws, rules and regulations could have an adverse effect on KeyCorp’s financial results or its capital.

•	KeyCorp may become subject to new legal obligations or liabilities, or the unfavorable resolution of pending litigation may have an adverse effect on its financial results or its capital.

•	KeyCorp may become subject to new or heightened regulatory practices, requirements or expectations which may impede its profitability.

•	Terrorist activities or military actions could disrupt the economy and the general business climate, which may have an adverse effect on KeyCorp’s financial results or condition and that of its borrowers.

You should refer to our periodic and current reports filed with the SEC (and incorporated by reference herein) for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See below under the caption “Where You Can Find More Information” in the accompanying prospectus.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following is our selected audited consolidated financial information for each of the years in the three-year period ended December 31, 2007, and our selected unaudited consolidated financial information for each of the three-month periods ended March 31, 2008 and 2007. You should read the following information together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three Months Ended
	March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(Unaudited)			(Audited)
	(Dollars in millions, except per share amounts)

For the period
Interest income	$1,354	$1,368	$5,644	$5,380	$4,383
Interest expense	641	689	2,875	2,565	1,727
Net interest income	713	679	2,769	2,815	2,656
Provision for loan losses	187	44	529	150	143
Noninterest income	528	654	2,229	2,127	2,067
Noninterest expense	732	784	3,248	3,149	3,054
Income from continuing operations before income taxes and cumulative effect of accounting change	322	505	1,221	1,643	1,526
Income from continuing operations before cumulative effect of accounting change	218	358	941	1,193	1,090
(Loss) income from discontinued operations, net of taxes	—	(8)	(22)	(143)	39
Income before cumulative effect of accounting change	218	350	919	1,050	1,129
Net income	218	350	919	1,055	1,129
Per common share
Income from continuing operations before cumulative effect of accounting change	$.55	$.90	$2.40	$2.95	$2.67
(Loss) income from discontinued operations	—	(.02)	(.06)	(.35)	.10
Income before cumulative effect of accounting change	.55	.88	2.35	2.60	2.76
Net income	.55	.88	2.35	2.61	2.76
Income from continuing operations before cumulative effect of accounting change — assuming dilution	.54	.89	2.38	2.91	2.63
(Loss) income from discontinued operations — assuming dilution	—	(.02)	(.05)	(.35)	.09
Income before cumulative effect of accounting change — assuming dilution	.54	.87	2.32	2.56	2.73
Net income — assuming dilution	.54	.87	2.32	2.57	2.73
Cash dividends paid	.375	.365	1.46	1.38	1.30
Book value at period end	21.48	19.57	19.92	19.30	18.69
Weighted average common shares outstanding (000)	399,121	397,875	392,013	404,490	408,981
Weighted average common shares and potential common shares outstanding (000)	399,769	403,478	395,823	410,222	414,014
At period end
Loans	$76,444	$65,711	$70,823	$65,826	$66,478
Earning assets	89,719	81,163	86,557	80,090 (1)	80,143	(1)
Total assets	101,492	92,256	98,228	92,337 (1)	93,126	(1)
Deposits	64,702	59,773	63,099	59,116	58,765
Long-term debt	14,337	13,061	11,957	14,533	13,939
Shareholders’ equity	8,592	7,719	7,746	7,703	7,598

	Three Months Ended
	March 31,		Year Ended December 31,
	2008	2007	2007	2006		2005
	(Unaudited)			(Audited)
	(Dollars in millions, except per share amounts)

Performance ratios
From continuing operations:
Return on average total assets	.85%	1.58%	.99%	1.30%		1.24%
Return on average equity	10.38	19.06	12.19	15.43		14.88
Net interest margin (taxable equivalent)	3.14	3.50	3.46	3.67		3.65
From consolidated operations:
Return on average total assets	.85%	1.54%	.97%	1.12%		1.24%
Return on average equity	10.38	18.63	11.90	13.64		15.42
Net interest margin (taxable equivalent)	3.14	3.51	3.46	3.69		3.69
Capital ratios at period end
Equity to assets	8.47%	8.37%	7.89%	8.34	%(1)	8.16	%(1)
Tangible equity to tangible assets	6.85	7.04	6.58	7.01	(1)	6.68	(1)
Tier 1 risk-based capital	8.33	8.15	7.44	8.24		7.59
Total risk-based capital	12.34	12.20	11.38	12.43		11.47
Leverage	9.15	9.17	8.39	8.98		8.53
Asset quality data
Nonperforming loans at period end	$1,054	$254	$687	$215		$277
Nonperforming assets at period end	1,115	353	764	273		307
Allowance for loan losses at period end	1,298	944	1,200	944		966
Net loan charge-offs	121	44	275	170		315
Nonperforming loans to period-end portfolio loans	1.38%	.39%	.97%	.33%		.42%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.46	.54	1.08	.41		.46
Allowance for loan losses to nonperforming loans	123.15	371.65	174.67	439.07		348.74
Allowance for loan losses to period-end loans	1.70	1.44	1.69	1.43		1.45
Net loan charge-offs to average loans from continuing operations	.67	.27	.41	.26		.51

(1)	Amounts have not been restated to reflect KeyCorp’s January 1, 2008 adoption of FASB Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts,” and FASB Staff Position FIN 39-1, “Amendment of FASB Interpretation 39.”

KEYCORP

KeyCorp (formerly known as Society Corporation) was organized in 1958 under the laws of the State of Ohio and is headquartered in Cleveland, Ohio. We are a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). As of March 31, 2008, we were one of the nation’s largest bank-based financial services companies with consolidated total assets of approximately $101.5 billion. KeyCorp is the parent holding company for KeyBank, its principal subsidiary, through which most of its banking services are provided. Through KeyBank and certain other subsidiaries, KeyCorp provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two major business groups: Community Banking and National Banking. As of March 31, 2008, these services were provided across much of the country through subsidiaries operating 985 full-service banking offices, a telephone banking call center services group and a network of 1,479 ATMs in 16 states. We and our subsidiaries had 18,426 average full-time equivalent employees during the three months ended March 31, 2008.

Contact Information

Our principal office and mailing address is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

Subsidiaries

Our principal subsidiary, KeyBank, is headquartered in Cleveland, Ohio. In addition to the customary banking services of accepting deposits and making loans, KeyBank and our trust company subsidiary provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products and international banking services. Through KeyBank, our trust company subsidiary (a bank serving solely as a fiduciary) and our registered investment advisor subsidiary, we provide investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high net worth individuals and multiemployer trust funds established for providing pension, vacation and other benefits to employees.

KeyCorp provides other financial services — both inside and outside of its primary banking markets — through its nonbank subsidiaries. These services include accident and health insurance on loans made by KeyBank, principal investing, community development financing, securities underwriting, brokerage and other financial services. KeyCorp is an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

Major Lines of Business

The following is a description of KeyCorp’s and its subsidiaries’ (collectively, “Key”) major lines of business:

Community Banking

Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides certain small businesses with deposit, investment and credit products, and business advisory services.

Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.

National Banking

Real Estate Capital and Corporate Banking Services consists of two business units. Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Particular emphasis has been placed on providing clients with finance solutions through access to the capital markets.

Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients throughout the Community Banking and National Banking groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services provides a full array of commercial banking products and services to government and not-for-profit entities, and to community banks.

Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.

Through its Victory Capital Management unit, Institutional and Capital Markets also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

Consumer Finance includes Indirect Lending and Commercial Floor Plan Lending.

Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents, and processes tuition payments for private schools.

Commercial Floor Plan Lending finances inventory for automobile, recreation and marine dealers.

Other Segments

Other Segments consist of Corporate Treasury and Key’s Principal Investing unit.

USE OF PROCEEDS

Except as may be described otherwise in a pricing supplement, we will add the net proceeds from the sale of the notes to our general funds and will use them for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings, investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to our share repurchase program described in our periodic reports filed with the SEC, which are incorporated herein by reference (see “Where You Can Find More Information” in the accompanying prospectus), and additional share repurchases undertaken from time to time in connection with our acquisition of banking and nonbanking companies.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Allocations of the proceeds to specific purposes have not been made at the date of this prospectus supplement.

DESCRIPTION OF NOTES

The following is a description of certain terms of the notes offered hereby which does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the indentures referred to below. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. The terms and conditions stated in this section will apply to each note unless the applicable pricing supplement indicates otherwise. References to interest payments and interest-related information do not apply to the zero coupon notes defined below.

General

The Senior I notes will be issued under an indenture dated as of June 10, 1994, as supplemented from time to time (the “senior indenture”), between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The Series J notes will be issued by us under an indenture dated as of June 10, 1994, as supplemented from time to time (the “subordinated indenture”), also between us and Deutsche Bank Trust Company Americas, as trustee. Forms of the indentures have been filed with the Securities and Exchange Commission and are incorporated by reference or included in the registration statement on Form S-3 (No. 333-151608) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus supplement and the accompanying prospectus are a part.

We will refer to the senior indenture and the subordinated indenture together as the “indentures” and each as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Deutsche Bank Trust Company Americas is hereinafter referred to as the “senior trustee” when referring to it in its capacity as trustee under the senior indenture, as the “subordinated trustee” when referring to it in its capacity as trustee under the subordinated indenture, and as the “trustee” when referring to it in its capacity under both of the indentures.

Because this section is a summary, it does not describe every aspect of the notes and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus supplement, but for the rest you will need to read the indentures. We have filed the form of each indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” in the accompanying prospectus on how to obtain a copy of the indentures.

The notes are our direct, unsecured obligations. Series I notes issued under our senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Series J notes issued under our subordinated indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness and, in certain insolvency events, our Other Senior Obligations.

The Series I notes constitute a single series for purposes of the senior indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2008, our total Senior Indebtedness was $16.8 billion and there were no Other Senior Obligations.

The Series J notes constitute a single series for purposes of the subordinated indenture (separate from our other series of subordinated medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2008, we also had outstanding $2.8 billion of subordinated debt securities, consisting of $200,972,741 of 5.469% Subordinated Notes due 2028; $178,742,164 of 6.875% Subordinated Notes due 2029; $217,320,121 of 7.75% Subordinated Notes due 2029; $195,239,955 of 5.875% Subordinated Notes due 2033; $82,854,752 of 6.125% Subordinated Notes due 2033; $278,758,331 of 5.70% Subordinated Notes due 2035; $291,860,835 of 7.00% Subordinated Notes due 2066; $532,767,186 of 6.75% Subordinated Notes due 2066; $740,010,000 of 8.00% Subordinated Notes due 2068; $29,446,334 of 9.58% Subordinated Notes due 2027; $29,110,133 of 6.824% Subordinated Notes due 2031; $22,367,498 of 7.058% Subordinated Notes due 2034; and any renewals, extensions, modifications and refundings of any such indebtedness.

The indentures do not limit the amount of our notes or other debt obligations that may be issued thereunder.

The notes (other than the amortizing notes) will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement.

We will offer the notes on a continuous basis as senior notes or subordinated notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms as conditions as such outstanding notes (or the same terms and conditions except for the offering price, issue date and amount of the first interest payment).

General Terms of Notes.  Unless the applicable pricing supplement states otherwise:

•	the notes will mature on a business day that is nine (9) months or more from the date of issue, but a note payable at the Commercial Paper Rate will mature after at least nine months and one day from its date of issue;

•	we will pay interest on fixed rate notes semi-annually;

•	the Series J notes will mature after at least five years from their date of issue;

•	if the maturity date of any note or the interest payment date of any note (other than a floating rate note) specified in the applicable pricing supplement for such note is a day that is not a business day, interest, principal and premium, if any, will be paid on the next day that is a business day with the same force and effect as if made on the maturity date or the interest payment date, as the case may be, and no interest on that payment will accrue for the period from and after that maturity date or the interest payment date, as the case may be;

•	we will issue the notes at 100% of their principal amount;

•	holders will not be able to elect to have their notes repaid before the maturity date;

•	we will issue the notes, other than the foreign currency notes, in U.S. dollars;

•	we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $1,000 or any integral multiple of $1,000 and we will designate the authorized denominations of foreign currency notes in the applicable pricing supplement.;

•	the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

•	we will issue the notes as global notes registered in the name of a nominee of The Depository Trust Company, as depositary. We will refer to these notes as global notes in this prospectus supplement. We can also issue the notes in definitive registered form, without coupons, otherwise known as a certificated note, as described in the applicable pricing supplement.

Pricing Supplements.  The applicable pricing supplement relating to each note will describe the following:

•	whether the note is a senior note or a subordinated note;

•	whether the note is being issued at a price other than 100% of its principal amount;

•	the principal amount of the note;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	whether the note is a fixed rate note, a floating rate note, or a zero coupon note;

•	any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

•	the annual rate at which the note will bear interest and the interest payment date and regular record date, if different from those described below;

•	whether the note is an original issue discount note, and if so, any additional provisions relating to this feature of the note;

•	whether the note may be redeemed at our option, and any provisions relating to redemption of the note;

•	whether the note will be represented by a certificated note and any provisions relating to this feature of the note;

•	the authorized denominations of foreign currency notes; and

•	any other terms of the note consistent with the provisions of the applicable indenture.

You must pay the purchase price of the notes in immediately available funds.

We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as notes previously issued pursuant to this prospectus supplement in all respects, except for the issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement. No additional notes may be issued in a particular series if an Event of Default (as defined in the respective indenture) has occurred and is continuing with respect to that series.

Unless otherwise defined in the pricing supplement, (i) “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center (as defined) of the country issuing the specified currency (or, if the specified currency is the euro and for EURIBOR notes, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, which we refer to as a “TARGET business day”); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, such day is also a London business day; (ii) “London business day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London; and (iii) “principal financial center” means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

Interest and Interest Rates

General

Each note will begin to accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or made available for payment. In the related pricing supplement, we will designate each note as a fixed rate note, a floating rate note, an amortizing note, a renewable note, an extendible note or an indexed note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an indexed note, we will also describe in the related pricing supplement the method for calculating and paying principal and interest. For a floating rate note or indexed note, we may also specify a maximum and a minimum interest rate in the related pricing supplement.

We may issue a note as a fixed rate note or a floating rate note or as a note that combines fixed and floating rate terms.

Interest rates on the notes that we offer may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may offer notes with similar variable terms but different interest rates, as well as notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of notes, but no such change will affect any note already issued or as to which an offer to purchase has been accepted.

Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an interest payment date) will be payable to the person to whom principal is payable.

U.S. dollar payments of interest, other than interest payable at maturity (or on the date of redemption or repayment, if a note is redeemed or repaid prior to maturity), will be made by check mailed to the address of the person entitled thereto as shown on the note register. U.S. dollar payments of principal, premium, if any, and interest upon maturity, redemption, or repayment will be made in immediately available funds against presentation and surrender of the note. Notwithstanding the foregoing, (a) the Depository Trust Company, or “DTC,” as holder of book-entry notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

Fixed Rate Notes

In the pricing supplement for fixed rate notes, except a zero-coupon note, we will specify a fixed interest rate payable semiannually in arrears on each June 15 and December 15 (each an “interest payment date”) and the regular record date for fixed rate notes will be June 1 and December 1, respectively, except as otherwise provided in the pricing supplement. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an interest payment date for any fixed rate note is not a business day, we will pay principal, premium, if any, and interest for that note on the next business day, and no interest will accrue from and after the maturity date or interest payment date.

Original Issue Discount Notes

We may issue original issue discount notes (including zero-coupon notes) (“discount notes”), which are notes issued at a discount from the principal amount payable at the maturity date. A discount note may not have any periodic interest payments. For discount notes, interest normally accrues during the life of the note and is paid at the maturity date or upon earlier redemption. Upon a redemption, repayment or acceleration of the maturity of a discount note, the amount payable will be determined as set forth below under “— Optional Redemption, Repayment and Repurchase.” Normally this amount is less than the amount payable at the maturity date.

Amortizing Notes

We may issue amortizing notes, which are fixed rate notes for which combined principal and interest payments are made in installments over the life of each note. Unless otherwise specified in the applicable pricing supplement, payments will be made semiannually on each June 15 and December 15. We apply payments on amortizing notes first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for an amortizing note.

Floating Rate Notes

Each floating rate note will have an interest rate basis or formula. We may base that formula on:

•	the CD Rate;

•	the CMS Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate;

•	the Treasury Rate; or

•	another negotiated interest rate basis or formula.

In the applicable pricing supplement, we also will indicate any spread and/or spread multiplier that would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

We will appoint a calculation agent to calculate interest rates on the floating rate notes. Unless we identify a different party in the pricing supplement, KeyBank will be the calculation agent for each note. In most cases, a floating rate note will have a specified “interest reset date”, “interest determination date” and “calculation date” associated with it. An “interest reset date” is the date on which the interest rate on the note is subject to change. An “interest determination date” is the date as of which the new interest rate is determined for a particular interest reset date, based on the applicable interest rate basis or formula as of that interest determination date. The “calculation date” is the date by which the calculation agent will determine the new interest rate that became effective on a particular interest reset date based on the applicable interest rate basis or formula on the interest determination date.

Change of Interest Rate

Except as otherwise provided in the pricing supplement, we may reset the interest rate on each floating rate note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify (such period being the “interest reset period”). The interest reset date is the first day of each interest reset period and will be:

•	for notes with interest that resets daily, each business day;

•	for notes (other than Treasury Rate notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate notes with interest that resets weekly, Tuesday of each week, except as otherwise described below in the second paragraph under “— Date Interest Rate is Determined”;

•	for notes with interest that resets monthly, the third Wednesday of each month;

•	for notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for notes with interest that resets semiannually, the third Wednesday of each of the two months of each year which are six months apart, as specified in the applicable pricing supplement; and

•	for notes with interest that resets annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

The related pricing supplement will describe the initial interest rate or interest rate formula on each note. That rate is effective until the following interest reset date. Thereafter, the interest rate will be the rate determined on each interest determination date. Each time a new interest rate is determined, it becomes effective on the subsequent interest reset date. If any interest reset date is not a business day, then the interest reset date is postponed to the next succeeding business day, except, in the case of a LIBOR note or a EURIBOR note, in which case, if the next business day is in the next calendar month, the interest reset date is the immediately preceding business day.

Date Interest Rate Is Determined

The interest determination date for all floating rate notes (except LIBOR notes, EURIBOR notes, Treasury Rate notes and Eleventh District Cost of Funds Rate notes) will be the second business day before the interest reset date. The interest determination date in the case of LIBOR notes will be the second London business day immediately preceding the applicable interest reset date, unless the designated LIBOR currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date. For EURIBOR notes, the interest determination date will be the second TARGET business day before the applicable interest reset date.

The interest determination date for Treasury Rate notes will be the day of the week in which the interest reset date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the interest determination date relating to the interest reset date occurring in the next week. If an auction date falls on any interest reset date, then the interest reset date will instead be the first business day immediately following the auction date.

The interest determination date for an Eleventh District Cost of Funds Rate note is the last business day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco published the index.

Calculation Date

Unless we specify a different date in a pricing supplement, the calculation date, if applicable, relating to an interest determination date will be the earlier of:

(1) the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day, or

(2) the business day immediately preceding the relevant interest payment date or the maturity date, as the case may be.

Upon the request of the beneficial holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date for the floating rate note.

Payment of Interest

Except as otherwise provided in the pricing supplement, we will pay installments of interest on floating rate notes as follows:

•	for notes (other than Eleventh District Cost of Funds Rate notes) with interest payable monthly, on the third Wednesday of each month;

•	for Eleventh District Cost of Funds Rate notes, the first calendar day of each month as specified in the applicable pricing supplement;

•	for notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

•	for notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an interest payment date); and

•	at maturity, redemption or repurchase.

Each interest payment on a floating rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date, as the case may be.

We will pay installments of interest on floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date. If an interest payment date (but not the maturity date) is not a business day, we will postpone payment until the next succeeding business day, provided that, in the case of LIBOR notes or EURIBOR notes, such interest payment date will be the preceding business day if the next succeeding business day is in the next calendar month. If the maturity date of any floating rate note is not a business day, principal, premium, if any, and interest for that note will be paid on the next succeeding business day, and no interest will accrue from and after the maturity date.

We will calculate accrued interest on a floating rate note by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes, or (2) 360, in the case of other floating rate notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Calculation of Interest

CD Rate Notes

Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and in the applicable pricing supplement.

The “CD Rate” for any interest determination date is the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date, for that interest determination date under the heading “CDs (secondary market).” The index maturity is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formulae will be calculated.

The calculation agent will observe the following procedures if the CD Rate cannot be determined as described above:

•	If the above described rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD Rate will be the rate on that interest determination date for negotiable certificates of deposit of the index maturity described in the pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, quoted by three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in New York City for negotiable U.S. dollar certificates of deposit of major United States money-center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity described in the pricing supplement. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that interest determination date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the Internet site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

CMS Rate Notes

Each CMS Rate note will bear interest for each interest reset period at an interest rate based on the CMS Rate, plus or minus any spread, and/or multiplied by any spread multiplier, and will be subject to the minimum interest rate or the maximum interest rate, if any, as specified in the applicable pricing supplement.

Unless otherwise set forth in the applicable pricing supplement, the CMS Rate for each interest reset period will be the rate on the applicable interest determination date for the designated maturity specified in the pricing supplement that appears on Reuters Screen ISDAFIX1 as of 11:00 a.m., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described above:

•	If the above rate is not displayed by 11:00 a.m. New York City time, the rate for such date shall be determined as if the parties had specified “USD-CMS-Reference Banks” as the applicable rate. “USD-CMS-Reference Banks” means, on any interest determination date, the rate determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks at approximately 11:00 a.m., New York City time on such interest determination date; and for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity commencing on that date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with the designated maturity specified in the applicable pricing supplement. The rate for that date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

•	If no rate is available as described above, the CMS Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the CMS Rate will be the initial interest rate.

Constant Maturity Treasury (CMT) Rate Notes

CMT Rate notes will bear interest at the interest rates calculated with reference to the CMT Rate, plus or minus any spread, and/or multiplied by any spread multiplier, if any, as specified in the CMT Rate notes and in the applicable pricing supplement. CMT Rate notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT Rate (a “CMT Rate interest determination date”):

(i) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate interest determination date. The calculation agent will follow the following procedures if the Reuters Page FRBCMT CMT Rate cannot be determined as described in the preceding sentence:

•	If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for such CMT Rate interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

•	If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT Rate interest determination date, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•	If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate interest determination date shall be the CMT Rate in effect on such CMT Rate interest determination date.

(ii) If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls. The calculation agent will follow the following procedures if the Reuters Page FEDCMT CMT Rate cannot be determined as described in the preceding sentence:

•	If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT Rate interest determination date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls.

•	If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•	If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•	If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate interest determination date.

Commercial Paper Rate Notes

Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate, plus or minus any spread, and/or multiplied by any spread multiplier, as specified in such note and the applicable pricing supplement.

The “Commercial Paper Rate” for any interest determination date is the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity described in the related pricing supplement, as published in H.15(519) under the heading “Commercial Paper — Nonfinancial” prior to 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that interest determination date for commercial paper having the index maturity described in the pricing supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the arithmetic mean of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 a.m., New York City time, on that interest determination date for commercial paper having the index maturity described in the pricing supplement placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that interest determination date.

“Money market yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money market yield	=	Dx360 360−(DxM)	X 100

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate notes will bear interest for each interest reset period based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

Unless otherwise set forth in the applicable pricing supplement, the Eleventh District Cost of Funds Rate for each interest reset period will be the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “11TH DIST COFI” on Reuters Page COFI/ARMS. “Reuters Page COFI/ARMS” means the display page designated as page COFI/ARMS on Reuters, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as of 11:00 a.m., San Francisco time, on such interest determination date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•	If the above rate is not displayed on the applicable interest determination date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate index on the applicable interest determination date.

•	If the Federal Home Loan Bank (“FHLB”) of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the Eleventh District Cost of Funds Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the Eleventh District Cost of Funds Rate index will be the initial interest rate.

•	The “Eleventh District Cost of Funds Rate index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the applicable interest determination date.

EURIBOR Notes

Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date, which is the second TARGET business day prior to the interest reset date for each interest reset period.

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euro having the index maturity specified in the applicable pricing supplement, beginning on the second TARGET business day after such EURIBOR interest determination date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

•	If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Rate Notes

Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the federal funds rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

(i) If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date.

(ii) If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date.

(iii) If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date.

LIBOR Notes

Each LIBOR note will bear interest for each interest reset period at an interest rate equal to the London interbank offered rate, referred to as LIBOR, plus or minus any spread, and/or multiplied by any spread multiplier, as specified in such note and the applicable pricing supplement.

On each interest determination date, LIBOR will be the rate for deposits in the designated LIBOR currency having the index maturity specified in such pricing supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR interest determination date.

On any interest determination date on which no rate is displayed on Reuters Page LIBOR01, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the offered rates, at approximately 11:00 a.m., London time, on the relevant LIBOR interest determination date, at which deposits in the LIBOR currency having the index maturity described in the related pricing supplement, beginning on the relevant interest reset date and in a representative amount, are offered by four major banks in the London interbank market to prime banks in that market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR currency. If at least two quotations are provided, LIBOR for that interest determination date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates quoted by three major banks in the principal financial center selected by the calculation agent at approximately 11:00 a.m. in the applicable principal financial center, on the interest determination date for loans to leading European banks in the LIBOR currency having the index maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time. The calculation agent will select the three banks referred to above.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR will remain LIBOR then in effect on that interest determination date.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

Prime Rate Notes

Prime Rate notes will bear interest at a rate equal to the Prime Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Prime Rate notes and the applicable pricing supplement.

The “Prime Rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on USPRIME1 as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•	If at least one rate but fewer than four rates appear on USPRIME1 on the interest determination date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the interest determination date by three major money center banks in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the interest determination date.

“USPRIME1” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.

Treasury Rate Notes

Treasury Rate notes will bear interest at a rate equal to the Treasury Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Treasury Rate notes and the applicable pricing supplement.

The “Treasury Rate” for any interest determination date is the rate from the auction held on such treasury rate interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such pricing supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

•	If the rate is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such Treasury Bills as published in H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High.”

•	If the rate is not so published by 3:00 p.m., New York City time, on the calculation date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the bond equivalent yield of the auction rate of such Treasury Bills as otherwise announced by the United States Department of Treasury.

•	If the results of the most recent auction of Treasury Bills having the index maturity described in the pricing supplement are not published or announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the Treasury Rate will be the bond equivalent yield on such interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/ Treasury Bills (Secondary Market).”

•	If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the index maturity described in the related pricing supplement. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that interest determination date.

“Bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield	=	DxN 360−(DxM)	X 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Original Issue Discount Notes

We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of maturity to the holder of an original issue discount note will be the sum of:

•	the amortized face amount of the note; and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:

•	the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement; and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:

•	the issue price of the original issue discount note; and

•	the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code, or “Code,” and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s original issue date to its stated maturity date based on its issue price and its stated redemption price at maturity.

Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”

Indexed Notes

We may issue notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. We will specify the formulae for computing interest or principal payments for these types of notes, which we call “indexed notes”, by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that we may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil.

If you purchase an indexed note, you may receive a principal amount at maturity that is greater than or less than the note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the indexed note and the level of the specified indexed item throughout the term of the indexed note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the applicable pricing supplement, as well as additional risk factors unique to the indexed note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Certain Risks Related to Indexed Notes

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. The interest rate of an indexed note may be less than that on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. In certain circumstances, the amount of the principal and/or premium, if any, payable on an indexed note may be less than the original purchase price of the indexed note if allowed under the terms of the notes, including the possibility that no amount will be paid. We cannot assure you that there will be a secondary market for indexed notes or of the liquidity of the secondary market if one develops. The secondary market, if any, for indexed notes will be affected by a number of factors, independent of our creditworthiness and the value of the applicable currency, commodity, security or interest rate index, including:

•	the volatility of the applicable currency, commodity, security or interest rate index;

•	the time remaining to the maturity of the notes;

•	the amount outstanding of the notes; and

•	market interest rates.

The value of the applicable currency, commodity, security or interest rate index depends on a number of interrelated factors, including economic, financial and political events over which we have no control. Additionally, if the formula used to determine the amount of principal, premium, if any, or interest payable on indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, security or interest rate index will be increased. The historical experience of the relevant currencies, commodities, securities or interest rate indices should not be taken as an indication of future performance of the currencies, commodities, securities, or interest rate indices during the term of any indexed note. Any credit ratings assigned to the notes reflect our credit status and in no way reflect the potential impact of the factors discussed above, or any other factors, on the market value of the notes.

Accordingly, as prospective investors you should consult your own financial and legal advisors on the risks associated with an investment in indexed notes.

Renewable Notes

We may issue “renewable notes”, which are notes that mature on an interest payment date as specified in the applicable pricing supplement (the “initial maturity date”), unless the maturity of all or any portion of the principal amount is extended as described below. On the interest payment dates in June and December each year (unless different interest payment dates are specified in the pricing supplement), which are “election dates”, the maturity of the renewable notes will be extended to the interest payment date occurring 12 months after the election date, unless the holder elects to terminate the automatic extension of the maturity of the renewable notes or any portion having a principal amount of $1,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable pricing supplement prior to the related election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes so long as the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. The maturity of the renewable notes may not be extended beyond the final maturity date that is set forth in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the renewable note for which election was made will become due and payable on the interest payment date, unless another date is set forth in the pricing supplement, falling six months after the election date prior to which the holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other DTC participant through which it holds an interest in the note to notify DTC of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a renewable note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Notes

The pricing supplement relating to each note will indicate whether we have the option to extend the stated maturity of such note (an “extendible note”) for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date described in the related pricing supplement.

We may exercise our option to extend the extendible note by notifying the applicable trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If we elect to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

However, we may, not later than 20 days prior to the maturity date of an extendible note (or, if such date is not a business day, on the immediately succeeding business day), at our option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the extendible note. The notice will be irrevocable.

If we elect to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by us on the then effective maturity date. In order for an extendible note to be so repaid on the maturity date, we must receive, at least 25 days but not more than 35 days prior to the maturity date:

(1) the note with the form “Option to Elect Repayment” on the reverse of the note duly completed; or

(2) a facsimile transmission, telex or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the applicable trustee (or paying agent) not later than the fifth business day after the date of the facsimile transmission, telex or letter;

provided, however, that the facsimile transmission, telex or letter will only be effective if the applicable trustee or paying agent receives the note and form duly completed by that fifth business day. A holder of an extendible note may exercise this option for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

If a note is represented by a global security, DTC or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Optional Redemption, Repayment and Repurchase

We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur. If we are allowed to redeem a note, we may exercise the option by notifying the applicable trustee at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If we partially redeem a note, we will issue a new note or notes for the unredeemed portion.

The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

For a note to be repaid at your option, the paying agent must receive at least 30 but not more than 45 days prior to an optional repayment date, such note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the note and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five business days after such facsimile or letter. If you present a note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your note will be cancelled, and we will issue a new note or notes for the remaining amount.

DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold a note interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

If a note is a discount note (other than an indexed note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of a discount note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of a discount note exceed its principal amount.

We reserve the right at any time to purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase.

Subordination of Series J Notes

Unless otherwise indicated in the applicable pricing supplement, the following provisions shall apply to the Series J notes and the subordinated indenture.

Tier II Capital Debt Securities.  In 1992, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) issued an interpretation (the “Interpretation”) of its capital adequacy regulations that imposed additional restrictions on subordinated debt securities in order for these securities to qualify as Tier II capital. The Interpretation provides that subordinated debt of bank holding companies issued on or after

September 4, 1992 cannot qualify as Tier II capital unless the subordination of the debt meets certain criteria, the subordinated debt is not subject to covenants and other provisions inconsistent with safe and sound banking practices and the subordinated debt may be accelerated only upon the bankruptcy of the bank holding company or the receivership of a major bank subsidiary.

Under our subordinated indenture, we may issue subordinated debt securities that qualify as Tier II capital, subject to certain limits, in accordance with the Federal Reserve Board.

Subordination Provisions.  The Series J notes will be our direct unsecured subordinated obligations. The Series J notes will be subordinated and junior in right of payment to all Senior Indebtedness and in certain circumstances relating to our insolvency, bankruptcy, or similar case or proceeding, or our liquidation, dissolution or winding up (an “insolvency event”) to all Other Senior Obligations (defined below). In addition, we may make no payments on the Series J notes in the event:

•	we default in any payment on any Senior Indebtedness, or an event of default on any Senior Indebtedness permitting the holders to accelerate its maturity exists; or

•	a judicial proceeding is pending with respect to such default or event of default.

“Senior Indebtedness” as used in the subordinated indenture means the principal of, and premium, if any, and interest on:

•	all indebtedness of KeyCorp for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed, incurred or guaranteed after that date, except (i) subordinated debt securities issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities in right of payment upon the happening of an insolvency event, and (ii) indebtedness which ranks junior to and not equally with or prior to the indebtedness referred to in clause (i) above in right of payment upon the happening of an insolvency event; and

•	any renewals, extensions, modifications and refundings of any such Senior Indebtedness.

The term “indebtedness of KeyCorp for money borrowed” means the principal of, premium, if any, and interest, if any, on all:

•	our indebtedness, including indebtedness of others guaranteed by us, whether outstanding on the date of the subordinated indenture or created, incurred, assumed or guaranteed after that date, which is for money borrowed; and

•	any renewals, extensions, modifications and refundings of any such indebtedness.

“Other Senior Obligations” means any of our obligations to our creditors, whether outstanding on the date of execution of the subordinated indenture or created, assumed, incurred or guaranteed after that date, except:

•	Senior Indebtedness;

•	Subordinated debt securities (including the Series J notes) issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities (including the Series J notes) in right of payment upon the happening of an insolvency event; and

•	indebtedness which ranks junior to and not equally with or prior to indebtedness referred to in the clause above in right of payment upon any insolvency event.

The subordinated indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Senior Obligations, and additional Senior Indebtedness may include indebtedness for money borrowed that is senior to the Series J notes, but subordinated to other obligations. The Series I notes, if issued, will constitute Senior Indebtedness.

Insolvency Event.  Upon the occurrence of an insolvency event, the payment of principal of, premium, if any, or interest, if any, on the Series J notes is subordinated to the payment in full to the holders of the Senior Indebtedness.

If, after we have made those payments on the Senior Indebtedness and on the Other Senior Obligations, (1) there are amounts available for payment on the Series J notes and (2) creditors in respect to the Other Senior Obligations have not received their full payments, then we will first use amounts available for payment on the Series J notes to pay in full all Other Senior Obligations before we may make any payment on the Series J notes.

By reason of the subordination provisions, in certain circumstances relating to an insolvency event, the holders of Series J notes may recover less than the holders of Senior Indebtedness and the holders of Other Senior Obligations.

Ownership of Voting Stock of Significant Banks

The senior indenture contains a covenant by us that we will not sell or otherwise dispose of, or grant a security interest in, or permit a Significant Bank to issue, any shares of voting stock of the Significant Bank, unless we will own free of any security interest at least 80% of the issued and outstanding voting stock of the Significant Bank. The covenant will not apply if:

•	the proceeds of the sale or disposition are invested, within 90 days, in any subsidiary (including any corporation which after such investment becomes a subsidiary) engaged in a banking business or any business legally permissible for bank holding companies. However, if the proceeds are so invested in any subsidiary engaged in a business legally permissible for bank holding companies other than a banking business, we may not sell or otherwise dispose of, or grant a security interest in, or permit the subsidiary to issue, any shares of voting stock of the subsidiary to the same extent as if such subsidiary were a Significant Bank if, upon making the investment, the assets of or held for the account of the subsidiary constitutes 10% or more of our consolidated assets; or

•	the disposition is made in exchange for the stock of any bank.

“Significant Bank” means any of our directly or indirectly owned bank subsidiaries which assets constitute 10% or more of our consolidated assets (currently, KeyBank).

The subordinated indenture does not contain a similar covenant because inclusion of such a covenant under the Interpretation would result in the subordinated debt securities not qualifying as Tier II capital.

Events of Default

You will have special rights if an Event of Default occurs with respect to the notes and is not otherwise cured, as described later in this subsection.

Senior Indenture.  The term “Event of Default” in respect of the Series I notes means any of the following:

•	We do not pay the principal of, or any premium on, any Series I note on its due date.

•	We do not pay interest on any Series I note within 30 days of its due date.

•	We remain in breach of a covenant in respect of the Series I notes (other than a warranty or covenant solely for the benefit of a series other than the Series I notes) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Series I notes outstanding.

•	We or any Significant Bank owned by us file for bankruptcy, certain events of bankruptcy, insolvency or reorganization relating to us or any Significant Bank occur, or we or a Significant Bank goes into receivership or conservatorship.

•	We are required to accelerate the maturity of any indebtedness in an aggregate principal amount exceeding $20 million, for money borrowed by us or a Significant Bank, if the acceleration is not annulled within 10 days by a written notice. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the senior debt securities of that series outstanding.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

If an Event of Default, other than the filing for bankruptcy or the happening of certain events of bankruptcy, insolvency or reorganization, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the Series I notes are original issue discount notes, a specified portion of the principal amount) of all the Series I notes to be due and immediately payable. This is called a declaration of acceleration of maturity.

Upon a filing for bankruptcy or the occurrence of certain events of bankruptcy, insolvency or reorganization, the trustee or the holders of 25% in principal amount of all the Series I notes then outstanding may declare the entire principal amount (or, if the Series I notes are original issue discount notes, a specified portion of the principal amount) of all the outstanding Series I notes to be due and immediately payable.

A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the Series I notes then outstanding.

Subordinated Indenture.  The term “Event of Default” in respect of the Series J notes means certain events occur relating to our bankruptcy, insolvency or reorganization or the receivership of a Major Bank.

“Major Bank” means any of our directly or indirectly owned bank subsidiaries which assets constitute 75% or more of our consolidated assets. Currently, KeyBank is the only Major Bank.

Upon the occurrence of certain events of bankruptcy, insolvency or reorganization, or receivership of a Major Bank, the trustee or the holders of 25% in principal amount of all the Series J notes then outstanding may declare the entire principal amount (or, if the Series J notes are original issue discount notes, a specified portion of the principal amount) of all the outstanding Series J notes to be due and immediately payable.

A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the Series J notes then outstanding.

Unless otherwise provided in the terms of the Series J notes, there will be no right of acceleration of the payment of principal of the Series J notes upon a default in the payment of principal of, premium, if any, or interest, if any, or a default in the performance of any covenant or any agreement in the Series J notes or subordinated indenture.

In the event a “Default” occurs and is continuing, the trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the Series J notes by appropriate judicial proceeding. “Default” means, with respect to Series J notes, any of the following:

•	An Event of Default.

•	We do not pay the principal of, or any premium on, any Series J note at its maturity.

•	We do not pay interest on any Series J note on its due date and such default continues for a period of 30 days after its due date.

•	We remain in breach of a warranty or covenant in respect of any Series J note (other than a warranty or covenant solely for the benefit of a series other than the series J notes) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Series J notes.

The trustee may withhold notice to the holders of notes of any default, except in the payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

Provisions Common to the Senior and Subordinated Indentures.  Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	You must give your trustee written notice that an Event of Default, in the case of the Series I notes, or an Event of Default or a Default, in the case of the Series J notes, has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding notes of the relevant series must make a written request that the trustee take action because of the Event of Default or Default, as the case may be, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of such notes must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of principal of, or premium, if any, or, subject to certain conditions, of interest, if any, on the notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the notes, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	We are the continuing corporation or our purchaser or successor is a corporation organized under the laws of the United States of America, or any of its States or the District of Columbia.

•	We are the continuing corporation or our purchaser or successor must agree to assume our obligations on the notes and under the indentures.

•	The merger or sale of assets must not cause, in the case of the Series I notes, an Event of Default or, in the case of the Series J notes, a Default or an Event of Default, or cause an event, which after notice or lapse of time, would become a Event of Default or a Default.

•	If, as a result of a merger or sale of assets, shares of voting stock of any Significant Bank become subject to a security interest not permitted under the senior indenture, we, or our purchaser or successor, must take all necessary steps to secure the Series I notes equally and ratably with, or prior to, the indebtedness secured by the security interest.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

Changes Requiring Approval.  We and the trustee may modify each indenture with the consent of not less than 66 2/3% in principal amount of each series of outstanding notes affected by the modification. However, we may not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or premium, if any, on any note;

•	change any installment of principal of or interest, if any, on any note;

•	reduce any amounts due on any note;

•	change any obligation to pay additional amounts in respect of any note;

•	reduce the amount of principal of an original issue discount security or indexed security payable upon acceleration of the maturity of a security or payable in bankruptcy;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on any note;

•	impair your right to sue for payment;

•	adversely affect any right to convert a debt security in accordance with its terms;

•	modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the Series I notes;

•	reduce the percentage in principal amount of holders of notes needed to consent to modify or amend the applicable indenture;

•	reduce the percentage in principal amount of holders of notes needed to consent to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	reduce the requirements for voting or quorum relating to bearer securities; and

•	modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of holders whose consent is required for these actions or to provide that certain provisions of the applicable indenture cannot be modified or waived without the consent of each affected holder.

In addition, under the subordinated indenture, no modification may affect the rights of any holder of Senior Indebtedness or Other Senior Obligations as described under “Subordination of Series J Notes” without the consent of the affected holder of Senior Indebtedness or Other Senior Obligations.

Changes Not Requiring Approval.  Certain changes do not require any vote by the holders of any notes. They are limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect.

Waiver.  The holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, our compliance with certain restrictive provisions in that indenture. Similarly, the holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, any past default under that indenture, except a default in the payment of principal, or premium, if any, or interest, if any, or in the performance of certain covenants or provisions which can only be modified with the consent of each affected holder. See “— Changes Requiring Approval.”

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the notes or request a waiver.

Discharge, Covenant Defeasance and Full Defeasance

Discharge.  Under terms satisfactory to the trustee, we may discharge certain obligations to holders of any series of notes issued under the respective indentures which have not already been delivered to the trustee for cancellation. Such notes must also:

•	have become due and payable;

•	be due and payable by their terms within one year; or

•	be scheduled for redemption by their terms within one year.

Covenant Defeasance.  Under current federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the notes of the particular series money and/or U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity.

Full Defeasance.  If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations (subject to limited exceptions) on the notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the notes of the particular series money and/or Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current federal tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognize gain or loss on the notes at the time of the deposit.

Unless otherwise provided in the applicable pricing supplement, if, after we have deposited the funds to effect defeasance or covenant defeasance with respect to notes of a series,

•	the holder of the notes of the series is entitled to and elects to receive payment in a currency other than that in which the deposit has been made, or

•	a Currency Conversion Event (as defined in the applicable indenture) occurs,

then the indebtedness represented by the notes will be fully discharged through the payment of the principal of, premium, if any, and interest, if any, on the notes out of the proceeds yielded by converting the deposited amount into the currency in which the notes become payable as a result of the election or Currency Conversion Event based on the applicable Market Exchange Rate. Unless the applicable pricing supplement provides otherwise, all payments on any note that is payable in a foreign currency with respect to which a Currency Conversion Event occurs will be made in U.S. dollars.

If we accomplish covenant defeasance or full defeasance, you can still look to us for payment of the notes if the trustee or any paying agent is prevented by order or judgment of any court or governmental authority from making payment. However, if we make such payment to you, we will be subrogated to the rights of the holders of the applicable notes to receive the payment from the money held by the trustee or paying agent.

Concerning the Trustee

Deutsche Bank Trust Company Americas is trustee under both indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with Deutsche Bank Trust Company Americas in the ordinary course of business. The trustee may resign or be removed provided that a successor trustee is appointed.

In the event we issue debt securities under an indenture with Deutsche Bank Trust Company Americas and Deutsche Bank Trust Company Americas is also a trustee for any subordinate or superior class of debt securities under another indenture, a default under either indenture could cause a conflict of interest for Deutsche Bank Trust Company Americas under the Trust Indenture Act. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to the debt securities issued under one of the indentures. In the event the trustee resigns, we will promptly appoint a successor trustee with respect to the affected debt securities.

Form of Notes; Book-Entry Notes

We may issue the notes in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Notes issued in book-entry form will be represented by global notes. We expect that we will usually issue notes in book-entry only form represented by global notes. We and the agents will agree on the form of notes to be issued in respect of any series of notes. Notes may be issued in the form of global notes, which we may elect to issue in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more series of notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of KeyCorp maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by a master global note. We refer to each of these notes as a global note.

DTC will act as securities depositary for all of the registered global notes. These registered global notes will be deposited with the registrar as custodian and registered in the name of Cede & Co., a nominee of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate and municipal debt, and money market instruments from over 85 countries that DTC’s participants (“DTC participants”) deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. These services eliminate the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the FINRA. Access to the depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at its website at http://www.dtcc.com.

Purchases of notes within the DTC system must be made by or through direct participants, who will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, unless the book-entry system for the notes is discontinued.

DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the notes. If less than all of the notes are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the notes is limited to the holders of record of the notes, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on notes. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

The relevant trustee will make distribution payments on the notes to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the notes at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final note certificates must be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of an aggregate principal amount of notes may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the notes will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

“Beneficial owner” means the ownership interest of each actual purchaser of each note.

“Direct participants” means securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, along with members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as the New York Stock Exchange, Inc., the American Stock Exchange LLC and FINRA, own DTC. Purchases of the notes within the DTC system must be made by or through direct participants who will receive a credit for the notes on DTC’s records.

“Indirect participants” means securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

“Omnibus proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars; we will make principal and interest payments on the notes in U.S. dollars; and you must pay the purchase price of the notes in immediately available funds. If any of the notes (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents such offer to purchase foreign currency notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. The agent or agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.

Payment of Principal and Interest

We will pay the principal of and interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

If you hold a foreign currency note, we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the “exchange rate agent”) at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the foreign currency note by deductions from such payments.

Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of and interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the maturity date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner’s election. The participant must notify DTC of such election on or prior to the third business day after such record date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the trustee of such election on or prior to the fifth business day after such record date or at least 10 calendar days prior to the maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and such instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Form of Notes — Book-Entry Notes.”

We will pay principal and interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of Notes — General.” We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such notes at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer to such bank account.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of foreign currency notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes, your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

MATERIAL UNITED STATES TAX CONSIDERATIONS

In the opinion of Squire, Sanders & Dempsey L.L.P., special tax counsel to KeyCorp, the following summary accurately describes certain material United States federal income tax statutory and regulatory provisions which may pertain to the purchase, ownership and disposition of notes as of the date hereof. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations (final and temporary), rulings and decisions now in effect, all of which are subject to change (either retroactively or prospectively and including changes in effective dates) or possible differing interpretations, which could result in federal income tax consequences different from those discussed below. The summary deals only with persons holding notes as capital assets and does not purport to deal with persons in special tax situations, such as:

•	financial institutions,

•	insurance companies,

•	regulated investment companies,

•	dealers in securities or currencies,

•	tax-exempt entities,

•	partnerships or other pass-through entities,

•	certain former citizens or residents of the United States,

•	persons holding notes as a hedge against currency risks or as a position in a “straddle” or conversion transaction for tax purposes, or

•	United States holders (as defined below) whose functional currency is not the United States dollar.

The United States federal income tax consequences of purchasing, holding or disposing of amortizing notes, extendible notes, renewable notes, indexed notes, foreign currency notes (other than the single foreign currency notes (as defined below)) and floating rate notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate, will be set out in the applicable pricing supplement. The summary also does not deal with holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any note. This tax summary is limited to the present federal income tax laws of the United States, and, except as otherwise provided by the United States federal securities laws, Squire, Sanders & Dempsey L.L.P. assumes no obligation to revise or supplement this tax summary with respect to notes issued pursuant to this prospectus supplement and the accompanying prospectus in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue. Persons considering the purchase, ownership, or disposition of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. holder” of a note means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust has validly made an election to be treated as a United States person under applicable Treasury Regulations.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.

If a partnership holds a note, the tax treatment of the partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors regarding U.S. federal tax consequences of the purchase, ownership and disposition of the notes.

“Single foreign currency note” means a note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single foreign currency. “Foreign currency” means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

U.S. Holders

Interest

Payments of interest on a note, including “qualified stated interest” on a “discount note” (each as defined below), generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

A note with a term greater than one year may be issued with original issue discount for United States federal income tax purposes (i.e., a discount note). Generally, original issue discount will arise if the stated redemption price at maturity (generally, the payments to be made under the note other than payments of qualified stated interest) of a note exceeds its issue price by more than a de minimis amount of at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or if a note has certain interest payment characteristics (e.g., interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices). The issue price of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) with certain exceptions for lower rates paid during some periods. If a note is issued with original issue discount, a U.S. holder of the note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the amounts are attributable. Any amounts included in income as original issue discount with respect to a note will increase a U.S. holder’s adjusted tax basis in the discount note.

Computation of Original Issue Discount

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the note. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length selected by the U.S. holder and may vary in length over the term of the note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the note occurs either on the final or first day of an accrual period.

The amount of original issue discount allocable to an accrual period equals the excess, if any, of:

•	the product of the note’s adjusted issue price at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The “adjusted issue price” of a note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the note and the accrued original issue discount for each prior accrual period less (b) any prior payments on the note that were not qualified stated interest payments.

Treasury Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Notes which may be redeemed in whole or in part prior to their stated maturity will be treated as having a maturity date for United States federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer’s option or a higher yield to maturity in the case of a redemption at the holder’s option. Notice will be given in the applicable pricing supplement when we determine that a particular note will be deemed to have a maturity date for United States federal income tax purposes prior to its stated maturity. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those notes.

De Minimis Rule

If a note is issued with de minimis original issue discount, the U.S. holder generally must include any de minimis original issue discount in income at maturity unless the election described below under “— Election to Treat All Interest as Original Issue Discount” is made. Any amount of de minimis original issue discount that has not been included in income prior to sale, exchange or retirement of a note will be treated as capital gain.

Variable Rate Debt Instrument

Floating rate notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of floating rate notes. In general, a note will be treated as a “variable rate debt instrument” for purposes of the Treasury Regulations only if the note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the note must bear stated interest (compounded or paid at least annually) at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A qualified floating rate or objective rate must be set at a current value of that rate, that is, the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A “qualified floating rate” generally is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated. Generally, a multiple of a qualified floating rate will be a qualified floating rate only if it is a fixed multiple that is greater than .65, but not more than 1.35. If a note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the instrument, the qualified floating rates together constitute a single qualified floating rate. Two or more qualified floating rates will be conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other.

A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the debt instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from its expected yield absent the restriction. An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer (or related party) or that is unique to the circumstances of the issuer (or related party), for example, dividends, profits or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument’s term will differ significantly from the average value of that rate during the final half of its term.

A “qualified inverse floating rate” is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, for example, as caps, floors or governors. Finally, the Treasury Regulations specify that a variable rate debt instrument may not provide for any principal payments that are contingent.

In general, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument convert the debt instrument into a fixed rate debt instrument and then apply the general original issue discount rules to the debt instrument. If a note bears interest that is unconditionally payable at least annually at a single qualified floating rate or an objective rate, all stated interest is qualified stated interest. In the case of a single qualified floating rate or a qualified inverse floating rate, the accrual of original issue discount is determined by assuming that the note bears interest at a fixed rate equal to the qualified floating rate or qualified inverse floating rate, as of the issue date. In the case of an objective rate (other than a qualified inverse floating rate), the accrual of original issue discount is calculated by assuming that the note bears interest at a fixed rate that reflects the yield that is reasonably expected for the note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the interest assumed to be paid. If a note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount are generally determined by converting the variable rate debt instrument into a fixed rate debt instrument as generally described above, applying the general original issue discount rules, and then making appropriate adjustments for actual interest rates under the note.

Contingent Payment Debt Instruments

Notes that provide for a variable rate of interest but that do not qualify as variable rate debt instruments are contingent payment debt instruments. The Treasury Regulations relating to the tax treatment of contingent payment debt instruments adopt the “noncontingent bond method” for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to floating rate notes.

Short-Term Notes

Notes that have a fixed maturity of one year or less (i.e., short-term notes) generally will be deemed to have been issued with original issue discount (generally, the excess of the short-term note’s principal amount, plus all interest payable on the note, over the note’s issue price). In general, an individual or other cash method U.S. holder is not required to accrue original issue discount on a short-term note unless the holder elects to do so. If no election is made, any gain recognized by the U.S. holder on a taxable disposition (including the maturity) of a short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election on a constant yield method (based on daily compounding) through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to a short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue original issue discount on a short-term note (unless the holder elects to accrue “acquisition discount” in lieu of original issue discount on such note). “Acquisition discount” is the excess of the remaining stated redemption price at maturity of the short-term note over the holder’s tax basis in the short-term note at the time of the acquisition. Acquisition discount will be treated as accruing ratably or at the election of the holder, under a constant yield method based on daily compounding.

Market Discount

If a U.S. holder purchases a note, other than a discount note, for an amount that is less than its issue price or, in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date, i.e., revised issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. holder will be required to treat any partial principal payment on or any gain on the sale, exchange, retirement or other taxable disposition of a note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income by the U.S. holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition.

Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the U.S. holder elects to include market discount in income currently as it accrues. If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Acquisition Premium; Amortizable Bond Premium

A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.

A U.S. holder who purchases a note for an amount in excess of the note’s stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a “premium.” A U.S. holder generally may elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder’s interest income from the Note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note.

For notes purchased at a premium, the premium amount may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder’s regular accounting method. In the case of instruments that provide for alternative payment schedules, generally, bond premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder’s yield. If a U.S. holder elects to amortize bond premium for a specific taxable year, that election would apply to all the U.S. holder’s debt instruments held on or after the first day of that taxable year. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.

Election to Treat All Interest as Original Issue Discount

Under the OID Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S. holder’s other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Disposition of a Note

Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize taxable capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the note and the U.S. holder’s adjusted tax basis in the note; provided, however that to the extent any gain represents accrued original issue discount not previously included in gross income or accrued interest, such gain would be treated as ordinary income. A U.S. holder’s adjusted tax basis in a note generally will equal the U.S. holder’s initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the notes, other than payments of qualified stated interest, and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note. Except as described above, the gain or loss generally will be long term capital gain or loss if the note is held for more than one year.

Foreign Currency Notes

Cash Basis Holder

A U.S. holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a note (other than with respect to a discount note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the “spot” exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

Accrual Basis Holders

A U.S. holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a single foreign currency note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average exchange rate for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average exchange rate for the interest accrual period (or partial period) is the simple average of the “spot” exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the “spot” exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.

Spot Rate Convention Election

A U.S. holder may elect to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the “spot rate” on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market exchange rate available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

Tax Basis and Tax Character of Gain or Loss on Sale

A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a single foreign currency note equal to the U.S. dollar value of the foreign currency, determined by using the “spot” exchange rate in effect at the time of the sale, exchange or retirement. Any gain or loss realized by a holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase single foreign currency notes) will be ordinary income or loss.

A U.S. holder’s tax basis in a single foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for the single foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a single foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a U.S. holder who purchases a single foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the single foreign currency note on the date of purchase.

Gain or loss realized with respect to principal upon the sale, exchange or retirement of a single foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the payment is received or the note is disposed of and the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the holder acquired the note. The foreign currency principal amount of a single foreign currency note generally equals the issue price in foreign currency of the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the single foreign currency note. The source of exchange gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of the U.S. holder on whose books the note is properly reflected. Any gain or loss recognized by the holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of an original issue discount note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the holding period of the single foreign currency note exceeds one year.

Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.

The amount of original issue discount on a foreign currency note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to notes other than single foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the U.S. holder elects to use the alternative method, as described above under “— Spot Rate Convention Election.”

Market Discount

With respect to a foreign currency note, market discount is determined in the foreign currency. In the case of a U.S. holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. In the case of a U.S. holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average exchange rate for the period or periods during which it accrued.

Acquisition Premium

In the case of a foreign currency note, bond premium will be computed in units of the foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder may realize exchange gain or loss (taxable as ordinary income or loss), measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

Non-U.S. Holders

Interest Payments and Withholding Tax

Subject to the discussion below concerning backup withholding, a non-U.S. holder will not be subject to United States federal income tax (at graduated rates) or withholding tax (generally at a rate of 30%) on payments of principal, premium, if any, or interest (including original issue discount, if any) on a note, unless income from the note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or unless the non-U.S. holder does not qualify for the “portfolio interest exemption.” Generally, a non-U.S. holder will qualify for the portfolio interest exemption if it meets certain certification requirements and is not:

•	a shareholder owning actually or constructively 10% or more of the vote of the corporation that issued the note,

•	a controlled foreign corporation related directly or indirectly to the corporation that issued the note, or

•	a bank receiving such interest in the manner described in Section 881(c)(3)(A) of the Code.

The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that it is not a United States person and provides its name and address, and

•	the beneficial owner files IRS Form W-8BEN or other successor form with the United States payor (i.e., the withholding agent),

•	in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

•	in the case of a note held on behalf of the beneficial owner by a foreign securities clearing organization, bank, or other financial institution, the financial institution files IRS Form W-8IMY and has entered into an agreement with the IRS to be treated as a qualified intermediary.

For purposes of the certification requirements, the beneficial owners of payments on a note are those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments.

With respect to notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. With respect to a note held by a United States partnership, payments on the note are treated as payments to a United States payee, even if the partnership has one or more foreign partners.

Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

Interest Income Effectively Connected with the Conduct of a U.S. Trade or Business

If a non-U.S. holder is engaged in a trade or business in the United States, and if premium or interest (including original issue discount) on the note is effectively connected with the conduct of that trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on interest (including original issue discount) and on any gain realized on the sale, exchange or disposition of a note in the same manner as if the non-U.S. holder were a U.S. holder. See “— U.S. Holders” above. In lieu of the Form W-8BEN described above, the non-U.S. holder will be required to provide to the withholding agent a properly executed IRS

Form W-8ECI to claim an exemption from the withholding tax discussed in the preceding paragraphs. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, exchange or other disposition of a note will be included in the effectively connected earnings and profits of the non-U.S. holder if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Sale, Retirement or Disposition of a Note

Subject to the discussion below concerning backup withholding, generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount of capital gain recognized by the non-U.S. holder upon a sale, retirement or disposition of a note, provided:

•	the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, and

•	in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, retirement or disposition takes place or certain other conditions are not met.

United States Estate Tax Considerations

The notes will generally not be includible in the estate of a non-U.S. holder unless the individual is a direct or indirect 10% or greater shareholder of KeyCorp or, at the time of the individual’s death, payments in respect of the notes would have been effectively connected with the conduct by the individual of a trade or business in the United States.

Backup Withholding and Information Reporting

Backup withholding of United States federal income tax may apply currently at a rate of 28% to payments of principal, premium, if any, and interest (including original issue discount), made in respect of the notes and to certain payments of proceeds of the sale or retirement of a note to holders who are not “exempt recipients” and who fail to provide and certify certain identifying information (e.g., the holder’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption. Compliance with the certification requirements described under “Non-U.S. Holders” generally will establish an exemption from backup withholding for non-U.S. holders who are not exempt recipients, provided, in each case, that KeyCorp or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person that is not an exempt recipient.

Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if a broker is

•	a United States person,

•	a controlled foreign corporation for United States federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or

•	a foreign partnership with certain connections to the United States then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the required information is furnished to the IRS in a timely manner.

The United States federal income tax summary discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under United States federal income tax laws, state, local, foreign and other tax laws and the possible effects of changes in such laws.

PLAN OF DISTRIBUTION

We are offering the notes on a continuous basis through Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Keefe, Bruyette & Woods, Inc., KeyBanc Capital Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (the “Agents”). The Agents have agreed to use their reasonable efforts to solicit orders to purchase the notes. Unless otherwise agreed by us and the Agents, we will have the sole right to accept offers to purchase notes and we may reject any proposed purchases of the notes in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. We will pay an Agent, in connection with sales of the notes resulting from a solicitation that an Agent made or an offer to purchase that an Agent received, a commission as agreed between us and an Agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement.

We may also sell the notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein, or if specified in the applicable pricing supplement, at a fixed offering price. We reserve the right to sell notes directly to investors on our own behalf. Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and we will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a note of identical maturity.

In addition, an Agent may resell any note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable pricing supplement, may pay such broker-dealer a discount not in excess of the discount received by the Agent from us.

The Agents or persons purchasing the notes as principal may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. We and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.

The notes will not have an established trading market when issued. Also, unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any national securities exchange. The Agents or other persons purchasing the notes as principal may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop or be maintained.

Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Description of Notes — General.”

We estimate that our total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $575,000.

In connection with an offering of notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such notes. Such transactions may consist of bids or purchases for the purpose of stabilizing or maintaining the price of such notes. If the Agent(s) or other person creates or create, as the case may be, a short position in such notes, (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing notes in the open market. In general purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases.

Neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes. In addition, neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation that the Agents or such other persons will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

KeyBanc Capital Markets Inc. is our wholly owned broker-dealer subsidiary, is a member of the FINRA and may participate in offerings of the notes. Accordingly, offerings of the notes in which KeyBanc Capital Markets Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of FINRA.

This prospectus supplement, the accompanying prospectus and related pricing supplement may be used by KeyBanc Capital Markets Inc., or its successors, in connection with offers and sales related to market-making transactions in the notes in which KeyBanc Capital Markets Inc. acts as a principal. KeyBanc Capital Markets Inc. may also act as agent in such transactions. Any obligations of KeyBanc Capital Markets Inc. are the sole obligations of KeyBanc Capital Markets Inc. and do not create any obligations on the part of any affiliate of KeyBanc Capital Markets Inc. KeyBanc Capital Markets Inc. is a member of the New York Stock Exchange, Inc.

In the ordinary course of their business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such law or regulations.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the agents or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the notes on behalf of a Plan, Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company pooled separate accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Each Plan fiduciary (and each fiduciary for governmental or church plans subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, the Code or such Similar Laws of an investment in the notes.

VALIDITY OF THE NOTES

Certain matters relating to the validity of the notes will be passed on for us by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, and for the Agents by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP will rely as to all matters of Ohio law upon the opinion of Squire, Sanders & Dempsey L.L.P.

The opinions of Squire, Sanders & Dempsey L.L.P. and Shearman & Sterling LLP will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of notes, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The consolidated financial statements of KeyCorp incorporated by reference in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2008 and March 31, 2007, incorporated by reference in this Registration Statement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2008, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meanings of Sections 7 and 11 of the Act.

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KeyCorp

Debt Securities
Preferred Stock
Depositary Shares
Common Shares
Warrants

The securities of each class may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 12, 2008.

i

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated. The word “SEC” as used herein refers to the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2007.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

•	Current Reports on Form 8-K filed on January 22, 2008 (two reports), February 19, 2008, February 27, 2008, March 3, 2008, April 17, 2008, April 28, 2008 (filed on Form 8-K/A), May 29, 2008 and June 12, 2008.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Investor Relations
(216) 689-6300

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CONSOLIDATED EARNINGS RATIOS

The following table shows our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2007, and for each of the three-month periods ended March 31, 2008 and 2007.

For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:

•	consolidated interest expense, excluding or including interest on deposits, as the case may be; and

•	that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

	Three Months Ended
	March 31,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratios of earnings to fixed charges
Excluding deposit interest	2.46	x	2.91	x	2.15	x	2.61	x	2.93	x	3.64	x	3.42	x
Including deposit interest	1.50	x	1.72	x	1.42	x	1.63	x	1.86	x	2.15	x	2.00	x
Ratios of earnings to combined fixed charges and preferred stock dividends
Excluding deposit interest	2.46	x	2.91	x	2.15	x	2.61	x	2.93	x	3.64	x	3.42	x
Including deposit interest	1.50	x	1.72	x	1.42	x	1.63	x	1.86	x	2.15	x	2.00	x

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp incorporated by reference in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2008 and March 31, 2007, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2008, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meanings of Sections 7 and 11 of the Act.

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KeyCorp

Senior Medium-Term Notes, Series I
$250,000,000

     Floating Rate Senior Notes due December 15, 2010
Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program

PRICING SUPPLEMENT
(To Prospectus dated June 12, 2008 and
Prospectus Supplement dated June 20, 2008)

KeyBanc Capital Markets

Credit Suisse

Morgan Stanley

UBS Investment Bank

Banc of America Securities LLC
Barclays Capital
Citi
Goldman, Sachs & Co.
JPMorgan
Keefe, Bruyette & Woods
Merrill Lynch & Co.
Sandler O’Neill + Partners, L.P.

SBK-Brooks Investment Corp.
The Williams Capital Group, L.P.

December 10, 2008